Exhibit 99.1

INCOME FUND

EIGHT B L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2008

ICON Income Fund Eight B L.P.

- Third Quarter 2008 Portfolio Overview -

Dear Fellow Partner of ICON Income Fund Eight B L.P.:

We are pleased to present this Portfolio Overview for ICON Income Fund Eight B L.P. (the “Fund”) for the third quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.

During the reporting period, we continued to operate in our liquidation period.  As we sell our assets, both rental income and finance income will decrease over time.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  As of September 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
Telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 and the lease is scheduled to expire on March 31, 2011.

•
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited.  We own all of the interest in the entity that owns B-HXM and a 50% interest, with a subsidiary of our Manager, ICON Income Fund Nine, LLC, in the entity that owns B-HXN.  The combined purchase price of the interests in both aircraft was $112,008,425, comprised of $6,375,000 in cash and non-recourse debt in the amount of $105,633,425.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our Amended and Restated Agreement of Limited Partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of our acquisition transactions.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner that are necessary to the Partnership’s operations.  These costs include our General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective May 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner totaling $15,426 for the nine months ended September 30, 2008.  Our General Partner’s interest in our net (loss) income for the three months ended September 30, 2008 and 2007 was $(1,683) and $9,676, respectively.  Our General Partner’s interest in our net (loss) income for the nine months ended September 30, 2008 and 2007 was $(63,035) and $11,314, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets
	September 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$160,494	$414,156
Current portion of net investment in finance lease	1,944,837	1,764,768
Other current assets	28,653	22,130

Total current assets	2,133,984	2,201,054

Non-current assets
Net investment in finance lease, less current portion	3,438,635	4,920,691
Leased equipment at cost (less accumulated depreciation
of $28,966,869 and $26,103,232, respectively)	46,449,851	53,201,855
Investment in joint venture	1,333,656	3,413,505
Other non-current assets, net	1,366,019	1,376,116

Total non-current assets	52,588,161	62,912,167

Total Assets	$54,722,145	$65,113,221

Liabilities and Partners' Equity

Current liabilities
Current portion of non-recourse long-term debt	$3,974,906	$3,795,917
Revolving line of credit, recourse	1,255,000	1,255,000
Deferred revenue	409,091	286,364
Due to affiliate	143,070	143,070
Accrued expenses and other current liabilities	393,246	239,595

Total current liabilities	6,175,313	5,719,946

Non-current liabilities
Non-recourse long-term debt, net of current portion	39,349,455	42,346,303

Total Liabilities	45,524,768	48,066,249

Commitments and contingencies

Partners' Equity
General Partner	(557,085)	(478,624)
Limited Partners	9,754,462	17,525,596

Total Partners' Equity	9,197,377	17,046,972

Total Liabilities and Partners' Equity	$54,722,145	$65,113,221

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Rental income	$1,594,091	$1,654,645	$4,782,273	$6,986,662
Finance income	190,311	247,408	615,509	508,191
Loss from investments in joint ventures	(51,498)	(64,959)	(2,102,349)	(223,058)
Net gain on sales of equipment	-	1,052,787	-	431,775
Interest and other income	37	687	380	67,417

Total revenue	1,732,941	2,890,568	3,295,813	7,770,987

Expenses:
Depreciation and amortization	964,777	999,505	2,896,729	3,620,745
Impairment loss	-	-	3,888,367	-
Interest	702,058	849,362	2,141,410	2,577,334
General and administrative	234,450	74,085	672,855	341,311

Total expenses	1,901,285	1,922,952	9,599,361	6,539,390

(Loss) income before minority interest	(168,344)	967,616	(6,303,548)	1,231,597

Minority interest	-	-	-	(100,178)

Net (loss) income	$(168,344)	$967,616	$(6,303,548)	$1,131,419

Net (loss) income allocable to:
Limited Partners	$(166,661)	$957,940	$(6,240,513)	$1,120,105
General Partner	(1,683)	9,676	(63,035)	11,314

	$(168,344)	$967,616	$(6,303,548)	$1,131,419

Weighted average number of limited
partnership units outstanding	740,380	740,530	740,421	741,138

Net (loss) income per weighted average
limited partnership units outstanding	$(0.23)	$1.29	$(8.43)	$1.51

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Changes in Partners' Equity

	Limited
	Partnership			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, December 31, 2007	740,530	$17,525,596	$(478,624)	$17,046,972

Limited partnership units redeemed	(150)	(3,473)	-	(3,473)
Cash distributions to partners	-	(509,118)	(5,143)	(514,261)
Net loss	-	(256,691)	(2,593)	(259,284)

Period ended March 31, 2008 (unaudited)	740,380	$16,756,314	$(486,360)	$16,269,954

Cash distributions to partners	-	(509,015)	(5,142)	(514,157)
Net loss	-	(5,817,161)	(58,759)	(5,875,920)

Period ended June 30, 2008 (unaudited)	740,380	$10,430,138	$(550,261)	$9,879,877

Cash distributions to partners	-	(509,015)	(5,141)	(514,156)
Net loss	-	(166,661)	(1,683)	(168,344)

Period ended September 30, 2008 (unaudited)	740,380	$9,754,462	$(557,085)	$9,197,377

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(6,303,548)	$1,131,419
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(4,905,000)	(6,483,206)
Finance income	(615,509)	(508,191)
Net gain on sales of equipment	-	(431,775)
Loss from investments in joint ventures	2,102,349	223,058
Depreciation and amortization	2,896,729	3,620,745
Impairment loss	3,888,367	-
Interest expense on non-recourse financing paid directly to lenders by lessees	2,087,141	2,265,881
Interest expense from amortization of debt financing costs	9,495	-
Minority interest	-	100,178
Changes in operating assets and liabilities:
Collection of finance lease	1,884,403	1,324,242
Accounts receivable	-	287,043
Due to affiliate	-	143,070
Other assets	(5,920)	(79,718)
Deferred revenue	122,727	109,121
Accrued expenses and other current liabilities	153,651	(424,753)
Distributions to/from joint ventures and minority interest	-	(99,800)

Net cash provided by operating activities	1,314,885	1,177,314

Cash flows from investing activities:
Distributions received from joint ventures	-	633,828
Proceeds from sales of equipment	-	11,783,785
Purchase of leased equipment	-	(7,754,746)
Cash investment in joint venture	(22,500)	-

Net cash (used in) provided by investing activities	(22,500)	4,662,867

Cash flows from financing activities:
Cash distributions to partners	(1,542,574)	(3,837,598)
Proceeds from revolving line of credit	-	3,630,000
Repayment of revolving line of credit	-	(5,500,000)
Distributions paid to minority interest holders	-	(568,490)
Redemption of limited partnership units	(3,473)	(25,298)

Net cash used in financing activities	(1,546,047)	(6,301,386)

Net decrease in cash and cash equivalents	(253,662)	(461,205)
Cash and cash equivalents, beginning of the period	414,156	888,290

Cash and cash equivalents, end of the period	$160,494	$427,085

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$54,566	$311,453

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt directly to lenders by lessees	$4,905,000	$7,775,323
Transfer of leased equipment to direct finance lease	$-	$7,743,990
Payment of maintenance costs	$-	$1,546,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 100 Fifth Avenue, 4th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.